UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 21, 2004

CHOLESTECH CORPORATION

(Exact name of registrant as specified in its charter)

California	000-20198	94-3065493

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3347 Investment Boulevard, Hayward, California		94545

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(510) 732-7200

Not applicable

(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

Exhibit No.	Description
99.1	Press Release of Cholestech Corporation dated April 21, 2004

ITEM 12 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On April 21, 2004, Cholestech Corporation (“Cholestech”) is issuing a press release and holding a conference call regarding its financial results for the fiscal year ended March 26, 2004. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

     The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Use of Non-GAAP Financial Measures

     To supplement its consolidated financial statements presented in accordance with GAAP, Cholestech uses a non-GAAP measure, operating income from continuing operations, which is adjusted from results based on GAAP to exclude legal and related expenses incurred in connection with the settlement of certain litigation and a write-off of intangibles. Further details about these charges can be found in the reconciliation included in the press release.

     Operating income (loss) from continuing operations, excluding special items, is provided to enhance investors’ overall understanding of Cholestech’s operational performance, current financial performance and its prospects for the future. Specifically, Cholestech believes this non-GAAP financial measure provides useful information to both management and investors by excluding certain special items that Cholestech believes is not indicative of its core operating results. In addition, since Cholestech has reported similar non-GAAP information to the investment community in the past, Cholestech believes the inclusion of the non-GAAP financial measure provides consistency in its financial reporting. Further, non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States. The non-GAAP information Cholestech provides may be different from the non-GAAP information provided by other companies.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2004	CHOLESTECH CORPORATION

	By:	/s/ William W. Burke

William W. Burke
Vice President of Finance, Chief Financial Officer, Treasurer and Secretary

Index to Exhibits

Exhibit No.	Description
99.1	Press Release of Cholestech Corporation dated April 21, 2004